Exhibit 99.2

November 12, 2004

James Haahr
Chairman
First Federal Savings Bank 5th and Erie
Storm Lake, IA 50588

Dear Jim:

This is to officially notify you that as a result of the November 2 elections, I am resigning from the Boards of Security State Bank, First Federal Savings Bank, First Midwest Financial Inc. and all attendant committees, effective immediately.

I want to thank you, the other members of the Board and the employees for the opportunity to be a part of this truly exceptional organization.

                     Very truly yours,

John Thune